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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K
                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 26, 2001





                               PJ AMERICA, INC.
            (Exact name of registrant as specified in its charter)


         Delaware                      0-21587                   61-1308435
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)



                              2300 Resource Drive
                           Birmingham, Alabama 35242
                   (Address of principal executive offices)


                                (205) 981-2800
             (Registrant's telephone number, including area code)

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Item 5.  Other Events

On February 13, 2001, PJ America, Inc., a Delaware Corporation (the "Company") had several announcements. The Company announced fourth quarter 2000 results and annual 2000 results. The Company recorded an asset impairment charge of $9.5 million in the fourth quarter of 2000.

The Company also gave an outlook for the first quarter of 2001, and for the full year 2001. The Company announced expected total sales, comparable restaurant sales, earnings per share ranges, and 10 unit openings for the year.

Exhibit No.       Description of Exhibit
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    99            PJ America, Inc. Press Release dated February 13, 2001
                  announcing Fourth Quarter and 2000 results, and other announcements.